EXHIBIT 21.1

                              List of Subsidiaries
                              --------------------

 Subsidiaries of World Gaming plc:
 ---------------------------------

         WG International Ltd


 Subsidiaries of WG International Ltd:
 -------------------------------------

         World Gaming Europe Limited

         Starnet Communications International, Inc.


 Subsidiaries of Starnet Communications International, Inc.
 ----------------------------------------------------------

         Starnet Systems International Inc.

         EFS Caribbean Inc.

         EFS USA Inc.

         EFS NV

         EFS St. Kitts Inc.

         Inphinity Interactive Inc.

         World Gaming Services Inc.

         Starnet Communications Canada Inc.